Exhibit 99

Colgate Announces 3rd Quarter 2023 Results

NEW YORK--(BUSINESS WIRE)--October 27, 2023--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 10.5%; Organic sales* increased 9.0% with growth in five out of six divisions and in all four categories
  GAAP EPS and Base Business EPS* both increased 16% to $0.86
  GAAP Gross profit margin increased 130 basis points to 58.5%
  Base Business Gross profit margin* increased 140 basis points to 58.6%, up 190 basis points excluding a negative 50 basis point impact from private label sales resulting from the previously disclosed acquisitions of pet food businesses
  Net cash provided by operations was $2,609 million for the first nine months of 2023 up 39% versus 2022
  Colgate’s leadership in toothpaste continued with its global market share at 41.0% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.5% year to date
  The Company raised its financial guidance for full year 2023
Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2023	2022	Change
Net Sales	$4,915	$4,455	+10.5%
EPS (diluted)	$0.86	$0.74	+16%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
	2023	2022	Change
Organic Sales Growth			+9.0%
Base Business EPS (diluted)	$0.86	$0.74	+16%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2023. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business third quarter results, “We are very pleased to have delivered another quarter of strong top and bottom line growth. Net sales increased 10.5% and organic sales grew 9.0% with volume improving sequentially versus second quarter 2023. Gross profit margin, operating profit margin, operating profit, net income, earnings per share and free cash flow all increased versus the year ago quarter.

“We are particularly pleased with the quality of our results this quarter on top of our strong first half results. This was our third quarter of sequential improvement in gross profit margin and our second quarter in a row delivering double-digit operating profit growth along with a double-digit increase in advertising spending. Strong investment levels behind brand-building activities and innovation should continue in the remainder of the year as we continue to work towards balanced organic sales growth.

“The momentum in our business and the strength of our profit and cash flow performance adds to our confidence that we are executing the right strategies to deliver on our raised 2023 financial targets and generate long-term value for our stakeholders.”

Full Year 2023 Guidance

Based on current spot rates:

  The Company now expects net sales growth to be 6% to 8% (versus 5% to 8% previously), including the benefit from our acquisitions of pet food businesses and a low-single-digit negative impact from foreign exchange.
  The Company increased its organic sales growth guidance to 7% to 8% (versus 5% to 7% previously).
  On a GAAP basis, the Company still expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company still expects gross profit margin expansion and increased advertising investment and increased its earnings-per-share growth guidance to high-single digits.

Divisional Performance

The following are comments about divisional performance for third quarter 2023 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2023 vs. 3Q 2022)
	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America	+3.5%	+3.5%	-4.0%	-4.0%	+7.5%	—%
Latin America	+20.0%	+15.0%	+5.5%	+5.5%	+9.5%	+5.0%
Europe	+14.5%	+7.0%	-4.0%	-4.0%	+11.0%	+7.5%
Asia Pacific	-4.0%	-1.5%	-7.0%	-7.0%	+5.5%	-2.5%
Africa/Eurasia	-7.5%	+15.5%	+4.0%	+4.0%	+11.5%	-23.0%
Hill's	+21.5%	+15.0%	+9.0%	+3.0%	+12.0%	+0.5%

Total Company	+10.5%	+9.0%	+0.5%	-0.5%	+9.5%	+0.5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

**The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 6.0% and 1.0% for Hill's and Total Company, respectively.
Third Quarter Operating Profit By Division ($ in millions)
	3Q 2023	% Change vs 3Q 2022	% to Net Sales	Change in basis points vs 3Q 2022 % to Net Sales
North America	$231	17%	23.3%	+260
Latin America	$372	29%	31.2%	+220
Europe	$162	28%	22.3%	+220
Asia Pacific	$193	4%	28.3%	+220
Africa/Eurasia	$66	—%	24.8%	+180
Hill's	$201	—%	19.0%	-410

Total Company, As Reported	$1,029	9%	20.9%	-40
Total Company, Base Business*	$1,031	12%	21.0%	+30

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (20% of Company Sales)

  Organic sales growth was led by oral care and personal care.
  In the United States, Colgate's share of the toothpaste market is 33.7% year to date and its share of the manual toothbrush market is 40.9% year to date.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing and cost savings from the Company’s funding-the-growth initiatives, partially offset by significantly higher raw and packaging material costs.

Latin America (24% of Company Sales)

  Organic sales growth was led by Argentina, Mexico, Brazil and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses, partially offset by higher raw and packaging material costs, a value-added tax refund in the third quarter of 2022 and increased advertising investment.

Europe (15% of Company Sales)

  Organic sales growth was led by Germany and the United Kingdom.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives, favorable mix and lower amortization expenses, partially offset by significantly higher raw and packaging material costs and increased advertising investment.

Asia Pacific (14% of Company Sales)

  Organic sales declines in the Greater China region were partially offset by organic sales growth in India and the Philippines.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives and higher pricing, partially offset by significantly higher raw and packaging material costs.

Africa/Eurasia (5% of Company Sales)

  Organic sales growth was led by Türkiye, the Eurasia region, Nigeria and South Africa.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, higher pricing and lower overhead expenses, partially offset by significantly higher raw and packaging material costs, which included foreign exchange transaction costs.

Hill's Pet Nutrition (22% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and unfavorable mix due to private label sales resulting from the previously disclosed acquisitions of pet food businesses, partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding third quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, Colgate will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached more than 1.6 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, the impact of the Israel-Hamas war, cost-reduction plans (including the 2022 Global Productivity Initiative), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, a foreign tax matter, the 2022 Global Productivity Initiative, product recall costs, a gain on the sale of land in Asia Pacific and acquisition-related costs.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2023 versus 2022 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2023 and 2022 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2023 and 2022 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$4,915	$4,455

Cost of sales	2,038	1,907

Gross profit	2,877	2,548

Gross profit margin	58.5%	57.2%

Selling, general and administrative expenses	1,822	1,634

Other (income) expense, net	26	(33)

Operating profit	1,029	947

Operating profit margin	20.9%	21.3%

Non-service related postretirement costs	15	15

Interest (income) expense, net	58	40

Income before income taxes	956	892

Provision for income taxes	209	210

Effective tax rate	21.9%	23.5%

Net income including noncontrolling interests	747	682

Less: Net income attributable to noncontrolling interests	39	64

Net income attributable to Colgate-Palmolive Company	$708	$618

Earnings per common share
Basic	$0.86	$0.74
Diluted	$0.86	$0.74

Supplemental Income Statement Information
Average common shares outstanding
Basic	825.6	835.7
Diluted	827.3	838.5

Advertising	$598	$486

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$14,507	$13,338

Cost of sales	6,131	5,664

Gross profit	8,376	7,674

Gross profit margin	57.7%	57.5%

Selling, general and administrative expenses	5,348	4,932

Other (income) expense, net	116	51

Operating profit	2,912	2,691

Operating profit margin	20.1%	20.2%

Non-service related postretirement costs	338	65

Interest (income) expense, net	170	98

Income before income taxes	2,404	2,528

Provision for income taxes	709	604

Effective tax rate	29.5%	23.9%

Net income including noncontrolling interests	1,695	1,924

Less: Net income attributable to noncontrolling interests	113	144

Net income attributable to Colgate-Palmolive Company	$1,582	$1,780

Earnings per common share
Basic(1)	$1.91	$2.12
Diluted(1)	$1.90	$2.12

Supplemental Income Statement Information
Average common shares outstanding
Basic	828.8	837.7
Diluted	830.5	840.4

Advertising	$1,778	$1,493

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2023, December 31, 2022 and September 30, 2022

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2023	2022	2022
Cash and cash equivalents	$951	$775	$938
Receivables, net	1,577	1,504	1,425
Inventories	1,931	2,074	2,073
Other current assets	898	760	842
Property, plant and equipment, net	4,409	4,307	4,123
Goodwill	3,327	3,352	3,538
Other intangible assets, net	1,861	1,920	2,219
Other assets	1,089	1,039	1,130
Total assets	$16,043	$15,731	$16,288

Total debt	$8,724	$8,766	$8,248
Other current liabilities	4,568	3,979	4,463
Other non-current liabilities	2,345	2,180	2,524
Total liabilities	15,637	14,925	15,235
Total Colgate-Palmolive Company shareholders’ equity	(9)	401	622
Noncontrolling interests	415	405	431
Total liabilities and equity	$16,043	$15,731	$16,288

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,526	$7,816	$7,102
Working capital % of sales	(2.1)%	1.0%	(1.9)%
Note:
(1) Marketable securities of $247, $175 and $208 as of September 30, 2023, December 31, 2022 and September 30, 2022, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2023 and 2022

(Dollars in Millions) (Unaudited)

	2023	2022
Operating Activities
Net income including noncontrolling interests	$1,695	$1,924
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	417	410
ERISA litigation matter	267	—
Restructuring and termination benefits, net of cash	(17)	51
Stock-based compensation expense	97	105
Gain on sale of land	—	(47)
Deferred income taxes	(109)	(13)
Cash effects of changes in:
Receivables	(62)	(171)
Inventories	150	(422)
Accounts payable and other accruals	168	9
Other non-current assets and liabilities	3	37
Net cash provided by (used in) operations	2,609	1,883

Investing Activities
Capital expenditures	(508)	(475)
Purchases of marketable securities and investments	(324)	(239)
Proceeds from sale of marketable securities and investments	264	55
Payment for acquisition, net of cash acquired	—	(817)
Proceeds from sale of land	—	47
Other investing activities	(31)	1
Net cash provided by (used in) investing activities	(599)	(1,428)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(564)	(56)
Principal payments on debt	(903)	(2)
Proceeds from issuance of debt	1,497	1,513
Dividends paid	(1,243)	(1,206)
Purchases of treasury shares	(883)	(895)
Proceeds from exercise of stock options	325	398
Other financing activities	(30)	(38)
Net cash provided by (used in) financing activities	(1,801)	(286)

Effect of exchange rate changes on Cash and cash equivalents	(33)	(63)
Net increase (decrease) in Cash and cash equivalents	176	106
Cash and cash equivalents at beginning of the period	775	832
Cash and cash equivalents at end of the period	$951	$938
Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,609	$1,883
Less: Capital expenditures	(508)	(475)
Free cash flow before dividends	$2,101	$1,408

Income taxes paid	$726	$690
Interest paid	$243	$104

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2023 and 2022

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales
Oral, Personal and Home Care

North America	$990	$958	$2,926	$2,850
Latin America	1,194	997	3,447	2,970
Europe	725	632	2,053	1,925
Asia Pacific	682	709	2,084	2,131
Africa/Eurasia	266	287	822	809

Total Oral, Personal and Home Care	3,857	3,583	11,332	10,685

Pet Nutrition	1,058	872	3,175	2,653

Total Net Sales	$4,915	$4,455	$14,507	$13,338

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Profit
Oral, Personal and Home Care

North America	$231	$198	$651	$557
Latin America	372	289	1,050	818
Europe	162	127	412	410
Asia Pacific	193	185	564	556
Africa/Eurasia	66	66	196	160

Total Oral, Personal and Home Care	1,024	865	2,873	2,501

Pet Nutrition	201	201	575	617
Corporate(1)	(196)	(119)	(536)	(427)

Total Operating Profit	$1,029	$947	$2,912	$2,691
Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended September 30, 2023 included charges resulting from the 2022 Global Productivity Initiative of $2.

Corporate Operating profit (loss) for the nine months ended September 30, 2023 included product recall costs of $25 and charges resulting from the 2022 Global Productivity Initiative of $25.

Corporate Operating profit (loss) for the three months ended September 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $3, a gain on the sale of land in Asia Pacific of $47 and acquisition-related costs of $17.

Corporate Operating profit (loss) for the nine months ended September 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $79, a gain on the sale of land in Asia Pacific of $47 and acquisition-related costs of $17.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	10.5%	9.0%	0.5%	(0.5)%	9.5%	0.5%

North America	3.5%	3.5%	(4.0)%	(4.0)%	7.5%	—%

Latin America	20.0%	15.0%	5.5%	5.5%	9.5%	5.0%

Europe	14.5%	7.0%	(4.0)%	(4.0)%	11.0%	7.5%

Asia Pacific	(4.0)%	(1.5)%	(7.0)%	(7.0)%	5.5%	(2.5)%

Africa/Eurasia	(7.5)%	15.5%	4.0%	4.0%	11.5%	(23.0)%

Total CP Products	7.5%	7.5%	(1.0)%	(1.0)%	8.5%	—%

Hill’s	21.5%	15.0%	9.0%	3.0%	12.0%	0.5%

Emerging Markets(2)	8.5%	10.0%	1.0%	1.0%	9.0%	(1.5)%

Developed Markets	12.0%	8.0%	0.5%	(1.5)%	9.5%	2.0%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.0%, 6.0% and 2.0% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	9.0%	9.0%	(0.5)%	(2.0)%	11.0%	(1.5)%

North America	2.5%	3.0%	(6.0)%	(6.0)%	9.0%	(0.5)%

Latin America	16.0%	15.0%	1.0%	1.0%	14.0%	1.0%

Europe	6.5%	5.5%	(4.5)%	(4.5)%	10.0%	1.0%

Asia Pacific	(2.0)%	2.5%	(3.5)%	(3.5)%	6.0%	(4.5)%

Africa/Eurasia	1.5%	17.5%	3.0%	3.0%	14.5%	(16.0)%

Total CP Products	6.0%	8.0%	(2.5)%	(2.5)%	10.5%	(2.0)%

Hill’s	19.5%	13.0%	8.5%	1.0%	12.0%	(1.0)%

Emerging Markets(2)	8.0%	11.0%	(0.5)%	(0.5)%	11.5%	(3.0)%

Developed Markets	9.5%	7.0%	—%	(3.0)%	10.0%	(0.5)%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.5%, 7.5% and 3.0% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2023	2022
Gross profit, GAAP	$2,877	$2,548
2022 Global Productivity Initiative	1	—
Gross profit, non-GAAP	$2,878	$2,548

			Basis Point
Gross Profit Margin	2023	2022	Change
Gross profit margin, GAAP	58.5%	57.2%	130
2022 Global Productivity Initiative	0.1%	—%
Gross profit margin, non-GAAP	58.6%	57.2%	140

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$1,822	$1,634
2022 Global Productivity Initiative	—	(1)
Selling, general and administrative expenses, non-GAAP	$1,822	$1,633

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$26	$(33)
2022 Global Productivity Initiative	(1)	(2)
Gain on the sale of land in Asia Pacific	—	47
Acquisition-related costs	—	(17)
Other (income) expense, net, non-GAAP	$25	$(5)

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$1,029	$947	9%
2022 Global Productivity Initiative	2	3
Gain on the sale of land in Asia Pacific	—	(47)
Acquisition-related costs	—	17
Operating profit, non-GAAP	$1,031	$920	12%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	20.9%	21.3%	(40)
2022 Global Productivity Initiative	0.1%	0.1%
Gain on the sale of land in Asia Pacific	—%	(1.1)%
Acquisition-related costs	—%	0.4%
Operating profit margin, non-GAAP	21.0%	20.7%	30

Non-Service Related Postretirement Costs	2023	2022
Non-service related postretirement costs, GAAP	$15	$15
2022 Global Productivity Initiative	—	1
Non-service related postretirement costs, non-GAAP	$15	$16

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$956	$209	$747	$39	$708	21.9%	$0.86
2022 Global Productivity Initiative	2	—	2	—	2	(0.1)%	—
Non-GAAP	$958	$209	$749	$39	$710	21.8%	$0.86

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$892	$210	$682	$64	$618	23.5%	$0.74
2022 Global Productivity Initiative	2	—	2	—	2	(0.1)%	—
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	0.1%	(0.02)
Acquisition-related costs	17	2	15	—	15	(0.2)%	0.02
Non-GAAP	$864	$201	$663	$43	$620	23.3%	$0.74
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2023	2022
Gross profit, GAAP	$8,376	$7,674
2022 Global Productivity Initiative	1	—
Gross profit, non-GAAP	$8,377	$7,674

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$5,348	$4,932
2022 Global Productivity Initiative	(2)	(4)
Selling, general and administrative expenses, non-GAAP	$5,346	$4,928

			Basis Point Change
Selling, General and Administrative Expenses as a Percentage of Net Sales	2023	2022
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.9%	37.0%	(10)
2022 Global Productivity Initiative	—%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.9%	36.9%	—

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$116	$51
Product recall costs	(25)	—
2022 Global Productivity Initiative	(22)	(75)
Gain on the sale of land in Asia Pacific	—	47
Acquisition-related costs	—	(17)
Other (income) expense, net, non-GAAP	$69	$6

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$2,912	$2,691	8%
Product recall costs	25	—
2022 Global Productivity Initiative	25	79
Gain on the sale of land in Asia Pacific	—	(47)
Acquisition-related costs	—	17
Operating profit, non-GAAP	$2,962	$2,740	8%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	20.1%	20.2%	(10)
Product recall costs	0.2%	—%
2022 Global Productivity Initiative	0.1%	0.6%
Gain on the sale of land in Asia Pacific	—%	(0.4)%
Acquisition-related costs	—%	0.1%
Operating profit margin, non-GAAP	20.4%	20.5%	(10)

Non-Service Related Postretirement Costs	2023	2022
Non-service related postretirement costs, GAAP	$338	$65
ERISA litigation matter	(267)	—
2022 Global Productivity Initiative	(4)	(13)
Non-service related postretirement costs, non-GAAP	$67	$52

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,404	$709	$1,695	$113	$1,582	29.5%	$1.90
ERISA litigation matter	267	55	212	—	212	(0.9)%	0.26
Foreign tax matter	—	(126)	126	—	126	(4.7)%	0.15
2022 Global Productivity Initiative	29	5	24	1	23	(0.1)%	0.03
Product recall costs	25	6	19	—	19	—%	0.02
Non-GAAP	$2,725	$649	$2,076	$114	$1,962	23.8%	$2.36

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,528	$604	$1,924	$144	$1,780	23.9%	$2.12
2022 Global Productivity Initiative	92	19	73	1	72	(0.1)%	0.08
Gain on the sale of land in Asia Pacific	(47)	(11)	(36)	(21)	(15)	—%	(0.02)
Acquisition-related costs	17	2	15	—	15	(0.1)%	0.02
Non-GAAP	$2,590	$614	$1,976	$124	$1,852	23.7%	$2.20
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com